Exhibit 99.1

Workhorse Group Reports First Quarter 2019 Results

CINCINNATI, May 7, 2019 – Workhorse Group Inc. (NASDAQ: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective electric-mobility solutions to the transportation sector, today reported financial results for the first quarter ended March 31, 2019.

First Quarter and Recent Operational Highlights

●	April 2019: Entered an alliance with Duke Energy. The alliance plans to offer eFleet solutions to existing and future Workhorse customers. Potential offerings include single-point management and financing of behind-the-meter infrastructure, which is necessary to support depot-wide electrification; vehicle financing/battery management programs; and solar and energy storage and other distributed energy resources.
●	April 2019: Entered into subscription agreement with existing Workhorse investors to sell 3,957,432 shares of common stock at a price per share of $0.74, resulting in net proceeds of $2.9 million that will be used for working capital and general corporate purposes.
●	April 2019: Amended credit agreement with Marathon Asset Management to extend the deadline for the Company's $4.0 million minimum liquidity covenant to May 31, 2019.
●	April 2019: Partnered with Prefix Corporation to finalize the design, development and production of the N-GEN series all-electric delivery van, incorporating features such as light-weighting the vehicle to improve mileage, performance, driver safety and reducing the burden of infrastructure requirements.
●	March 2019: Continued work with partner Dana Inc. on a key integration project, including providing upgraded battery packs and installing various other technologies.
●	February 2019: Duane Hughes announced as Chief Executive Officer to further support company’s successful evolution into full scale production. Previously, Mr. Hughes had served as Workhorse President and Chief Operating Officer.
●	February 2019: Robert Willison, PhD, engineering veteran and EV industry expert, appointed as Chief Operating Officer to lead company's transition into manufacturing.
●	December 2018: Secured $35 million financing from Marathon Asset Management.

Management Commentary

“In the first quarter of 2019, we continued to make considerable progress in our transition from a development-oriented organization to a production-focused electric vehicle manufacturer,” said Workhorse CEO Duane Hughes. “Through our ongoing strategic relationship with Duke, we now have the ability to create an even more cost-competitive alternative, which also addresses one of the biggest issues preventing large scale electric fleet adoption: infrastructure needs. In the more immediate term, we remain focused on our ‘Trucks First’ initiative, which has enabled us to make significant advances in all phases of the manufacturing process. Most notably, our renewed partnership with Prefix Corporation has us in solid positioning to begin producing fully-redesigned vehicles that now incorporate additional features that will streamline cost and increase production efficiency. We remain on schedule with respect to manufacturing and delivery of the new N-GEN, which should commence in the fourth quarter of this year.”

First Quarter 2019 Financial Results

Sales for the first quarter of 2019 were recorded at $364,000, down from $560,000 in the first quarter of 2018. The decrease in sales was primarily due to a decrease in volume of trucks delivered.

Selling, general and administrative expenses decreased 12% to $2.1 million from $2.4 million in the same period last year. The decrease in selling, general and administrative expenses was primarily due to decreased spending in areas such as marketing as well as decreases in other employee-related expenses. The decrease in SG&A expenses was partially offset by increased stock compensation during the period.

Research and development expenses decreased 42% to $1.4 million from $2.3 million in the fourth quarter of 2017. The decrease in research and development expenses was due primarily to lower prototype expenses related to the US Postal Service (USPS) Next Generation Delivery Vehicle (NGDV) and SureFly.

Total operating expenses decreased 27% to $3.5 million from $4.7 million in the same period last year. The decrease in total operating expenses was due to the lower SG&A and R&D spend previously mentioned.

Net loss was $6.3 million, compared with a net loss of $6.4 million in the first quarter of 2018. The improvement in net loss was due primarily to the significant reduction in operating expenses previously mentioned.

As of March 30, 2019, the company had cash, cash equivalents and short-term investments of $2.8 million compared to $1.5 million as of December 31, 2018.

Conference Call

Workhorse management will hold a conference call today (May 7, 2019) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results.

Workhorse management will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-407-8289

International dial-in: 201-689-8341

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 4:00 p.m. Eastern time on the same day through May 14, 2019.

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay ID: 13690455

About Workhorse Group Inc.

Workhorse is a technology company focused on providing electric mobility solutions to the transportation sector. As an American original equipment manufacturer, we design and build high performance battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

WKHS@gatewayir.com

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